CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




     We consent to the references to our firm in post-effective amendment #9 to the Registration Statement on Form N-1A of the PMFM Investment Trust. Such reference is included in the Statement of Additional Information under "Independent Registered Public Accounting Firm".





                                         /s/ Briggs, Bunting & Dougherty, LLP

Philadelphia, Pennsylvania

July 28, 2005